EXHIBIT 99.6

Foster Wheeler Ltd.

Management Restricted Stock Plan

[Amended and Restated]

Restricted Stock Unit Award Agreement

Name of Participant:	[RECIPIENT]

Date of Grant:	October 6, 2004

Number of Shares:	[SHARES] (the “Restricted Shares”) (based upon the share capital of the Company as of October 6, 2004)

Pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan (the “Plan”), a copy of which has been delivered to you, along with a prospectus describing the material terms of the Plan, and in accordance with the terms and conditions of the Plan and your agreement to such additional terms, conditions and restrictions as are set forth below, you have been granted as of the date set forth above a Restricted Stock Unit Award, meaning the right to receive Common Stock of Foster Wheeler Ltd., a Bermuda company (the “Company”), on the terms and conditions set forth herein.  Capitalized terms used but not defined in this Restricted Stock Award Agreement (the “Agreement”) have the meanings ascribed to them in the Plan.

[INSERT FOR AMENDED AND RESTATED AGREEMENT ONLY

This Amended and Restated Restricted Stock Unit Award Agreement supersedes the Restricted Stock Unit Award Agreement originally entered into between you and the Company with respect to the Award in its entirety, and the Award shall hereafter be governed exclusively by this Amended and Restated Agreement, which shall be the “Agreement” for all purposes hereof.  This Amended and Restated Agreement is entered into as of the original Date of Grant set forth above, and for all purposes the Award shall continue to be treated as granted on such date.]

1.             Acceptance of Award.  Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the date set forth above, the Company hereby grants to you and you hereby accept the grant of Restricted Stock Units (the “Units”), each Unit representing the right to be issued on the terms and conditions outlined herein one Share of Common Stock of the Company.

2.             Shares.  The “ Shares” refer to the Shares referenced above to be issued upon settlement of the Units, and to all securities received in replacement of such Shares, including as stock dividends, bonus issues, splits, subdivisions or consolidations, all securities received in replacement of such Shares in a recapitalization, amalgamation, merger, reorganization, exchange or similar transaction, and all new, substituted or additional securities or other property to which the Recipient is entitled by reason of his or her ownership of such Shares.

3.             Relation of Award to Other Agreement(s).  As an express condition to acceptance of this Award, you agree that the only vesting and lapse of forfeiture restriction provisions to govern the Award are as set forth in Section 4 of this Agreement and that you will not be entitled to any additional vesting or lapse of forfeiture restrictions under any employment, change of control or other agreement or arrangement, written or unwritten, to which you are a party with the Company.  For the avoidance of doubt, your acceptance of pay or benefits under the Plan and/or this Agreement shall not cause you to lose any entitlement you might otherwise have, notwithstanding any provision in any change of control agreement to the contrary.

If you are, or subsequently become, party to a written employment or similar agreement or agreements with the Company (such agreement or agreements, which, for the avoidance of doubt, do not include any agreements entered into with affiliates or subsidiaries of the Company, the “Employment Agreement”), then this Agreement shall incorporate provisions from the Employment Agreement as set forth in paragraphs (a), (b) and (c) below.

(a)           If the Employment Agreement includes a definition of “termination for cause” or a similar provision, the definition included in the Employment Agreement (including, if applicable, any notice or cure periods that may apply to such definition) shall supersede the definition of “Cause” contained in Section 2(e) of the Plan; and

(b)           If the Employment Agreement includes a definition of resignation for “good reason” or a similar provision, you will be considered to have satisfied the requirements of clause (ii) of Section 2(s) of the Plan if and only if your resignation meets the requirements of a resignation for good reason or a similar provision under the Employment Agreement; and

(c)           If the Employment Agreement limits your right to solicit the Company’s customers, employees, or suppliers and/or to compete with the Company, you will be deemed to have violated the provisions of paragraph 4(g) of this Agreement and Section 13(a) of the Plan if and only if you have violated the terms of the Employment Agreement (provided, however, that the foregoing will not have the effect of extending the period of time during which the Award is subject to forfeiture beyond six (6) months after termination of Continuous Service Status, as specified in Section 13(a) of the Plan).

4.             Vesting; Termination of Unit.

(a)           General.  You will be issued the Shares subject to the Units only as you vest in the Units, meaning that the Units will be settled in Shares on the Vesting Date applicable to such Shares.  Subject to your remaining in Continuous Service Status through such date(s), and subject further to paragraphs 4(b) — (h) below, the Units will vest and your right to receive and retain the Shares will become nonforfeitable as follows:

Percentage of the Units	Vesting Date
[ADD %]	[ADD DATE]
[ADD %]	[ADD DATE]

Each day on which you vest in any portion of the Units is referred to as a “Vesting Date.”  As of the 31st day (or 91st day if your reemployment is guaranteed by statute or contract) of a leave of absence, vesting credit will no longer accrue unless otherwise determined by the Committee or required by contract or statute.  If you return to service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued employment.

(b)           Forfeiture Price.  In the event that any Shares previously issued to you on settlement of the Units are required to be forfeited under any circumstances set forth in this Section 4, then the Company will have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share.  The Company will have 90 days from the date of any event giving rise to forfeiture under this Section 4 within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions.   The Company’s right to repurchase the Shares under this Section 4 is assignable by the Company, in its sole discretion, to a Subsidiary or other party to whom such rights can be assigned under the Applicable Laws.

(c)           Termination of Continuous Service Status.  Except as set forth in paragraphs 4(d), (e), (f), (g) and (h), any Units that are not vested pursuant to paragraph 4(a) above on the date on which your Continuous Service Status terminates for any reason, but excluding termination as a result of your death, Disability or Retirement (as defined and under the circumstances set forth in paragraphs 4(d) and 4(e) below), will be forfeited in their entirety to the Company and you will not receive any Shares in connection therewith.

(d)           Termination as a Result of Death or Disability.  Except as set forth in paragraph 4(g), in the event of termination of your Continuous Service Status as a result of your death or Disability (as defined below), the vesting of any Units that are not vested pursuant to paragraph 4(a) above as of immediately prior to the date of such termination shall accelerate in full and become fully vested (and any forfeiture feature specified in paragraph 4(c) will lapse in full) as of such termination date.  “Disability” means (i) if the Company maintains a long-term disability plan for which you are eligible (whether or not you have elected to participate), disability as defined in such plan, (ii) if you are not eligible to participate in a long-term disability plan, but are a party to an employment agreement that contains a definition of disability, the definition contained in such agreement, or (iii) if neither (i) nor (ii) applies, a total and permanent disability as defined in Section 22(e)(3) of the Code.

(e)           Termination as a Result of Retirement.  Except as otherwise set forth in paragraph 4(g) below, in the event of termination of your Continuous Service Status as a result of your Retirement (as defined below), the vesting of the Units shall accelerate such that you shall be vested in (and any forfeiture feature specified in paragraph 4(c) shall lapse) as of the date of your retirement as to the total number of Units first set forth above (under “Number of Shares”) that equals the product of (a) the total number of Units times (b) a ratio the numerator of which is the total number of months of Continuous Service Status you achieved from the Date of Grant to the end of the month in which the your retirement date occurs and the denominator of which is the total number of months in the vesting schedule as set forth in paragraph 4(a) above.  “Retirement” means a termination of your Continuous Service Status after you have attained the age (and length of service, if required) at which you are eligible for normal or early retirement under any tax-qualified retirement plan for which you are eligible (whether or not you have elected to participate), or under the Company’s retirement policies applicable to senior management or directors of the Company.

(f)            Change of Control Acceleration.  Notwithstanding anything to the contrary in the Plan, in the event of a Change of Control that is consummated prior to date your Continuous Service Status terminates and irrespective of whether outstanding Awards under the Plan are being assumed, substituted or terminated in connection with the transaction, the vesting and lapse of the time-based forfeiture restrictions applicable to this Award as set forth in paragraphs 4(a) and (c) will accelerate such that you will become vested in one hundred percent (100%) of the Units then unvested and subject to such forfeiture feature, effective as of immediately prior to consummation of the transaction.

(g)           Forfeiture Related to Competitive Acts and Termination for Cause.  Notwithstanding anything else to the contrary herein, the forfeiture features specified in Section 13 of the Plan (relating to your engaging in certain acts competitive with the Company and its business, and to the effect on the Units and Shares subject thereto in the event your Continuous Service Status is terminated for Cause) apply to the Units and may override the provisions set forth in paragraphs 4(a) and (f) above.

(h)           Involuntary Termination.  Except as set forth in paragraph (g), in the event of termination of your Continuous Service Status as a result of Involuntary Termination (as defined in Section 2(s) of the Plan), the vesting of any Units that are not vested pursuant to paragraph 4(a) above as of immediately prior to the date of such termination shall accelerate in full and become fully vested (and any forfeiture feature specified in paragraph 4(c) will lapse in full) as of such termination date.

5.             Share Certificates.  Share certificates (the “Certificate”) evidencing the conversion of Units into Shares will be issued only at your request and the Shares will be issued and registered in your name as of the Vesting Date (such date being the end of the “Restricted Period”) on the register of shareholders of the Company (through its transfer agent).  If the Shares are to be issued in certificated form, then Subject to Section 7 of this Agreement, Certificates representing the Shares will be delivered to you as soon as practicable after the end of the applicable Restricted Period.

6.             Dividends.  While you hold Units, you  will not be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

7.             Tax Withholding Obligations.  As a condition to receipt of the Units and the Shares, you acknowledge your obligation with respect to any tax or similar withholding obligations that may arise in connection with receipt or vesting of the Units and/or receipt of the Shares.  The Company or its representative will have the right to take such action as may be necessary, in the Administrator’s discretion, to satisfy the obligations outlined in this Section 7.   You further agree that the Company will have the right to deduct or cause to be deducted from your current compensation any federal, state, local, foreign or other taxes required by law to be withheld or paid with respect to such event.  In addition, you agree that the Company will have the right (but not the obligation) to require you to tender for cancellation that number of Restricted Shares subject to the Unit having a Fair Market Value equal to the aggregate amount of the withholding obligation and that such tendering for cancellation shall be effected by the Company’s repurchasing from you that number of Restricted Shares having such aggregate value, which amount will be applied against the withholding obligations.  You understand that the Company’s rights to ensure satisfaction of applicable withholding obligations with respect to the Unit and the Restricted Shares, either through your tendering for cancellation or sale of the Restricted Shares themselves, or through other sources of funds that may be available to you, may require planning on your part, in advance of the expected Vesting Date(s) specified in Section 4 above.  The Company may also in lieu of or in addition to the foregoing, at its sole discretion, require you to deposit with the Company an amount of cash sufficient to meet the withholding requirements.  The Company will not deliver any of the Shares until and unless you have made the deposit required herein or otherwise made proper provision for all applicable tax and similar withholding obligations.

8.             Restriction on Transferability.  Until settlement of the Units upon issuance to you of the Shares subject thereto, the Units may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.  Notwithstanding the above and subject to Section 10 below, distribution can be made pursuant to will, the laws of descent and distribution, intra-family transfer instruments or to an inter vivos trust.

9.             Rights as Shareholder.  You will have no voting or any other rights as a shareholder of the Company with respect to the Units prior to the date on which you are issued the Shares subject thereto.  Upon settlement of the Units into Shares, you will obtain full voting and other rights as a shareholder of the Company.

10.           Designation of Beneficiaries.  You may, in accordance with procedures established by the Administrator, designate one or more beneficiaries to receive all or part of any Units or Shares to be distributed to you hereunder on settlement of Units in the case of your death, and you may change or revoke such designation at any time.  In the event of your death, any Shares distributable hereunder that are subject to such a designation (to the extent such a designation is enforceable under the Applicable Laws) will be distributed to such beneficiary or beneficiaries in accordance with this Agreement.  Any other Shares distributable will be distributed to your estate.  If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question will be paid over to your estate, in which event neither the Company nor any affiliate of the Company will have any further liability to anyone with respect to such amount.

11.           Amendment of Award.    The Administrator may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than as explicitly permitted under the Plan pursuant to Sections 7, 8, 11 or 13 thereof)  shall be made that would adversely affect your rights under this Agreement without your consent.

12.           Governing Law.  The laws of the State of New Jersey, without giving effect to principles of conflicts of law, will apply to the Plan, this Award and this Agreement.  The Company agrees, and you agree as a condition to acceptance of the Award, to submit to the jurisdiction of the courts located in the jurisdiction in which you provide, or most recently provided, your primary services to the Company.

13.           Provisions Applicable to Non-US Persons.   This Section 13 shall apply to you if you are resident in and/or subject to the laws of a country other than the United States at the time of grant of the Restricted Stock Unit Award and during the period in which you hold this Restricted Stock Unit Award or the Shares issued upon settlement thereof:

(a)           Data Protection.  You understand that the Company and is Subsidiaries will be processing personal data and sensitive personal data in connection with your employment and this Restricted Stock Unit Award (the terms “processing,” “personal data” and “sensitive personal data” have the meanings prescribed by the Data Protection Act 1988).  You also understand that the Company and its Subsidiaries may, if such disclosure or transmission is in the Company’s or its Subsidiary’s view required for proper conduct of its or their business, transmit this information to the United States of America, to European Union member states, or to other locations, as well as to the providers of benefits or administration services to the Company or its Subsidiaries, or to its employees, and you agree to the processing, disclosure and transmission of such information.

(b)           Employment Matters.  This award of this Restricted Stock Unit Award does not form part of your entitlement to remuneration or benefits in terms of your employment with your employer.  Your terms and conditions of employment are not affected or changed in any way by this award or by the terms of the Plan or this Award Agreement.

(c)           Tax Matters.

(i)            Applicable if you are not a US person (including as to UK persons):  You hereby agree to indemnify and keep indemnified Foster Wheeler Ltd. and any Subsidiary from and against any liability for, or obligation to pay, income tax and employer’s and/or employee’s national insurance or social security contributions arising on the grant of the Units or vesting of the Units or Shares.

(ii)           Applicable if you are a UK person:  Where any obligation to pay, income tax or employee’s national insurance contributions or social security contributions (any such obligation or contribution, a “Tax Liability”) arises, the Company or any Subsidiary may recover from you an amount of money sufficient to meet the Tax Liability by any of the following arrangements:  (A) deduction from salary or other payments due to you; or (B) withholding the issue to you of that number of Shares (otherwise to be acquired by you on settlement of the Unit) whose aggregate market value on the date of exercise is, so far as possible, equal to but neither less than nor more than the amount of Tax Liability.

14.           General.  This Agreement, together with the Plan, represent the entire agreement between the Company and you with respect to the Units and the Shares.  To the extent the provisions of this Agreement conflict with the terms of the Plan, the Plan provisions will govern.

15.           Representations.  As a condition to your receipt of this Restricted Stock Unit Award and the Shares to be issued on settlement thereof, you represent and warrant the following:  You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept this Award.  You are acquiring the Restricted Stock Unit Award and the Shares subject to the Restricted Stock Unit Award for investment only for your own account, and not with a view, or for resale in connection with, any “distribution” thereof under Applicable Law.  You understand that neither the Restricted Stock Unit Award nor the Shares have been registered in all state jurisdictions within the United States, and that the exemption(s) from registration relied upon may depend upon your investment intent as set forth above.  You further understand that prior to any resale by you of such Shares without registration thereof in relevant state jurisdictions, the Company may require you to furnish the Company with an opinion of counsel acceptable to the Company that you may sell or transfer such Shares pursuant to an available exemption under Applicable Law.  You understand that the Company is under no obligation to assist you in this process by registering the Shares in any jurisdiction or by ensuring that an exemption from registration is available.  You further agree that as a condition to settlement of this Restricted Stock Award Unit, the Company may require you to furnish contemporaneously dated representations similar to those set forth in this Section 15.

By your signature below, you indicate your acceptance of the terms of this Restricted Stock Unit Award, and acknowledge that you have received copies of the Plan and the Prospectus, in each case as currently in effect.  You also acknowledge and agree that your rights to receive any Shares will be earned only as you provide services to the Company or a Subsidiary over time, and that nothing in the grant of this Restricted Stock Unit Award or this Agreement confers upon you any right to continue in a service relationship with the Company or a Subsidiary for any period of time, nor does it interfere in any way with your, the Company’s a Subsidiary’s right to terminate your employment or consulting relationship at any time, for any reason, with or without Cause.

By signing this Agreement, you acknowledge that your personal employment information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement, you consent to such transmission of personal data as the Company believes is appropriate to administer the Plan.

Accepted and Agreed to by Participant:
[RECIPIENT]

Acknowledged and Agreed to by Company:
Raymond J. Milchovich
Chairman, President & CEO